Exhibit 99.3

PSS WORLD MEDICAL, INC.

Unaudited Consolidated Return on Committed Capital

(Dollars in millions)

Year Ended April 1, 2005
Annualized Return	$67.3
Average Committed Capital (h)	283.4
ROCC (b)	23.7%

Return:
Income from continuing operations	$39.4
Provision for income taxes	16.8
Interest expense	6.8
Amortization of intangible assets	4.5
Interest and investment income	(0.2)

$67.3

	As of
	April 1, 2005	April 2, 2004
Average committed capital:
Total assets	$646.3	$586.8
Less assets excluded:
Cash	(17.9)	(58.9)
Goodwill	(85.6)	(69.9)
Intangibles, net	(21.9)	(11.3)
Deferred tax asset from sale of Imaging Business	(15.8)	(30.5)
Total liabilities	(369.5)	(347.6)
Plus liabilities excluded:
Revolving line of credit	25.0	35.0
Convertible senior notes	150.0	150.0
Accrued loss on disposal of discontinued operations	—	2.5

	$310.6	$256.1

Average committed capital (h)	$283.4